Exhibit 99.1

Boise Cascade Company

1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

T 208 384 6161

News Release

Investor Relations Contact	Media Contact

Wayne Rancourt – 208 384 6073	John Sahlberg - 208 384 6451

For Immediate Release: February 18, 2014

BOISE CASCADE COMPANY ANNOUNCES 2014 ANNUAL MEETING OF SHAREHOLDERS

BOISE, Idaho — Boise Cascade Company (Boise Cascade) (NYSE: BCC) today announced that it will hold its first annual meeting of shareholders on May 8, 2014 for shareholders of record as of the close of business on March 14, 2014. The meeting will be held at 9:30 a.m. Mountain time at the Riverfork Room in the Grove Hotel, 245 South Capital Boulevard, Boise Idaho 83702 for the following purposes:

1.              To elect two individuals to serve as Class I directors to our Board of Directors;

2.              To hold an advisory vote on the frequency of the vote regarding the compensation of our named executive officers;

3.              To hold an advisory vote on the compensation of our named executive officers (“say-on-pay”);

4.              To ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.              To conduct other business as appropriate.

For further information, please contact by email mediainquires@bc.com.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security.

About Boise Cascade

Boise Cascade is a large vertically-integrated wood products manufacturer and building materials distributor with widespread operations in the United States and Canada. Boise Cascade is headquartered in Boise, Idaho.